                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                  FORM 8-K/A



                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported):  February 22, 2000

                                NaviSite, Inc.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                     0-27597                 52-2137343
-------------------------      ------------------      -------------------
(State or other juris-            (Commission             (IRS Employer
diction of incorporation)         File Number)         Identification No.)

400 Minuteman Road, Andover, Massachusetts                     01810
-------------------------------------------                 ----------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (978) 682-8300

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



On March 8, 2000, NaviSite, Inc. (the "Registrant") filed a report on Form 8-K with respect to the acquisition of ClickHear, Inc. At that time it was impracticable to provide the financial statements and pro forma information required to be filed therewith relative to the acquired assets, and the Registrant stated in such Form 8-K that it intended to file the required financial statements and pro forma financial information as soon as practicable, but no later than 60 days from the date of that filing. By this amendment to such Form 8-K, the Registrant is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.

Item 7.  Financial Statements and Exhibits.

                                                                                    Page
                                                                                    ----
 (a) Financial Statements of ClickHear, Inc.

     . Independent Auditors' Report                                                   1

     . Balance Sheet as of December 31, 1999                                          2

     . Statement of Income for the year ended December 31, 1999                       3

     . Statement of Stockholders' Equity as of December 31, 1999                      4

     . Statement of Cash Flows for the year ended December 31, 1999                   5

     . Notes to Financial Statements                                                  6

 (b) Pro Forma Financial Information.

     . Introduction to Unaudited Pro Forma Condensed Consolidated Financial Data     10

     . Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
       January 31, 2000                                                              11

     . Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
       January 31, 2000                                                              11

     . Unaudited Pro Forma Condensed Consolidated Statement of Operations for
       the year ended July 31, 1999                                                  12

     . Unaudited Pro Forma Condensed Consolidated Statement of Operations for
       the six months ended January 31, 2000                                         13

     . Notes to Unaudited Pro Forma Condensed Consolidated Statements of
       Operations                                                                    14

 (c) Exhibits.


     Exhibit Number                        Description
     --------------                        -----------
           23                          Consent of KPMG LLP

                          Independent Auditors' Report

The Board of Directors and Stockholders
ClickHear Inc.:

We have audited the accompanying balance sheet of ClickHear Inc. as of December 31, 1999 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ClickHear Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




/S/ KPMG LLP

San Diego, California
March 17, 2000

                                CLICKHEAR, INC.

                                 Balance Sheet

                               December 31, 1999

                    Assets
Current assets:
    Accounts receivable                                        $  92,862
    Prepaid expenses                                               4,676
    Deferred tax assets                                            3,387
                                                               ---------
        Total current assets                                     100,925
                                                               ---------

Fixed assets:
    Computers                                                     37,237
    Equipment                                                     20,814
                                                               ---------
                                                                  58,051
    Less accumulated depreciation                                  2,255
                                                               ---------
        Net fixed assets                                          55,796
                                                               ---------
        Total assets                                           $ 156,721
                                                               =========

             Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                           $  97,194
    Accrued expenses                                              18,089
    Bank overdraft                                                 1,304
                                                               ---------
        Total current liabilities                                116,587

Deferred tax liability                                             1,614
                                                               ---------
        Total liabilities                                        118,201
                                                               ---------

Stockholders' equity:
    Common stock, no par; 1,500 shares authorized; 607
        shares issued and outstanding                              1,035
    Retained earnings                                             37,485
                                                               ---------
        Total stockholders' equity                                38,520
Commitments
                                                               ---------
        Total liabilities and stockholders' equity             $ 156,721
                                                               =========

See accompanying notes to financial statements.

                                 CLICKHEAR, INC.

                              Statement of Income

                         Year ended December 31, 1999


Revenue                                                         $561,028
                                                                --------

Cost of revenue:
    Video production                                             132,284
    Contract labor                                               172,466
    Consulting                                                    80,485
                                                                --------
                                                                 385,235
                                                                --------
        Gross profit                                             175,793

Selling, general and administrative expenses                     142,074
                                                                --------
        Income before income taxes                                33,719

Provision for income taxes                                         7,287
                                                                --------
        Net income                                              $ 26,432
                                                                ========

Net income per share - basic and diluted                        $  47.12
                                                                ========

Weighted average shares used in computation of net
  income per share - basic and diluted                               561
                                                                ========


See accompanying notes to financial statements.

                                CLICKHEAR, INC.

                       Statement of Stockholders' Equity

                         Year ended December 31, 1999


                                    Common Stock
                                  ------------------      Retained
                                  Shares      Amount      earnings     Total
                                  ------      ------      --------    -------
Balance at December 31, 1998         --       $   --       11,053     $11,053
Issuance of stock for services      607        1,035           --       1,035
Net income                           --           --       26,432      26,432
                                    ---       ------       ------     -------
Balance at December 31, 1999        607       $1,035       37,485     $38,520
                                    ===       ======       ======     =======

See accompanying notes to financial statements.

                                CLICKHEAR, INC.

                            Statement of Cash Flows

                         Year ended December 31, 1999


Operating activities:
    Net income                                                    $  26,432
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation                                                  1,953
        Noncash stock compensation                                    1,035
        Provision for deferred income taxes                          (2,157)
        Changes in assets and liabilities:
            Accounts receivable                                     (80,220)
            Prepaid expenses                                         (4,676)
            Accounts payable                                         91,268
            Accrued expenses                                         18,089
                                                                  ---------
                Net cash provided by operating activities            51,724

Investing activities--purchases of fixed assets                     (53,693)

Net cash provided by financing activities--bank overdraft             1,304
                                                                  ---------
                Net decrease in cash                                   (665)

Cash balance at beginning of year                                       665
                                                                  ---------
Cash balance at end of year                                       $     --
                                                                  =========
5

                                CLICKHEAR, INC.
                         Notes to Financial Statements
                               December 31, 1999


(1) Organization and Summary of Significant Accounting Policies and Practices

   (a)  Description of Business

       ClickHear, Inc. (ClickHear or the Company) was incorporated and began operations on June 1, 1998 in Nevada. ClickHear provides production services to Internet companies in the United States in connection with the broadcast of live events over the Internet and offers extensive capabilities to capture, encode and manage the delivery of live and on-demand streaming media. ClickHear's customers include Internet service and content providers. The Company has minimal fixed overhead, and most equipment necessary for broadcasts is rented as needed at the remote sites. ClickHear utilizes contract labor to provide service to customers.

   (b)  Fixed Assets

       Computers and equipment are stated at cost.

       Depreciation on computers and equipment is calculated using the straight-line method over the estimated useful lives of computers and equipment of three and five years, respectively. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

   (c)  Revenue Recognition

       The Company recognizes revenue upon completion of production events. Arrangements with customers are either on a fixed-price or cost-plus-profit basis.

   (d)  Income Taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   (e)  Impairment of Long-Lived Assets

       Lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

   (f)  Stock-Based Compensation

       The Company has recorded a charge of $1,035 related to the issuance of common stock to Company officers and outside contractors in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. The Company has not granted any options to purchase its common stock.

                                CLICKHEAR, INC
                         Notes to Financial Statements
                               December 31, 1999


   (g)  Net Income per Share

       The Company calculates net income per share in accordance with SFAS No. 128, Earnings Per Share. Under SFAS No. 128, basic net income per share is calculated by dividing net income by the weighted-average number of common shares outstanding during the reporting period. There was no potential common stock outstanding during the year ended December 31, 1999, and therefore diluted and basic net income per share are the same.

   (h)  Fair Value of Financial Instruments

       SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that fair values be disclosed for the Company's financial instruments. The carrying amounts of accounts receivable, accounts payable, accrued expenses and bank overdraft approximate fair value due to the short-term nature of these instruments.

   (i)  Segment Reporting

       SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and incur expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources. All of the Company's business activities are aggregated into one reportable segment given the similarities of economic characteristics between the activities and the common nature of the Company's services and customers.

   (j)  Use of Estimates

       Management of the Company has made a number of estimates and assumptions related to the reporting of assets and liabilities, the reported amount of revenue and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  Income Taxes

     Income tax expense (benefit) attributable to income from continuing operations consists of:

                                         Current   Deferred   Total
                                         -------   --------   -----
        Year ended December 31, 1999
         U.S. federal                     $5,942    (2,101)   3,841
         State and local                   3,502       (56)   3,446
                                          ------    ------    -----
                                          $9,444    (2,157)   7,287
                                          ======    ======    =====

                                CLICKHEAR, INC.
                         Notes to Financial Statements
                               December 31, 1999


   A reconciliation of total income tax expense for the year ended December 31, 1999 to the amounts computed by applying the statutory federal income tax rate of 34% to pretax income is as follows:

        Computed "expected" tax expense                             $11,464
        Benefit of lower tax bracket                                 (7,355)
        State taxes, net of federal benefit                           2,274
        Other, net                                                      904
                                                                    -------

                                                                    $ 7,287
                                                                    =======

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liability at December 31, 1999 are presented below.

        Deferred tax assets:
         Cash to accrual adjustment                                 $ 2,142
         State taxes                                                  1,245
                                                                    -------

          Total gross deferred tax assets                             3,387

        Deferred tax liability - depreciation                        (1,614)
                                                                    -------

          Net deferred tax assets                                   $ 1,773
                                                                    =======

   Based upon the level of historical taxable income and projects for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences at December 31, 1999.

(3)  Leases

   The Company is obligated under various operating leases for its administrative offices and equipment that expire at various dates during 2000.

   These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases during the year ended December 31, 1999 was $6,000.

   Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1999 are:

                                                         Operating
         Year ending December 31:                          leases
         ------------------------                        ---------
           2000                                           $28,055
                                                         =========

(4)  Concentration of Credit Risk

   Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable.

   The Company had revenue from three separate customers, which comprised 53%, 9%, and 8%, respectively, of the Company's total revenue for the year ended December 31, 1999. At December 31, 1999, accounts receivable from these customers totaled $17,000, $49,390 and $0, respectively.

(5)  Related Party Transactions

   During the year ended December 31, 1999, the Company paid rent and related expenses of $13,934 to an entity in which the Company's principal stockholders and officers have an equity interest.

   During the year ended December 31, 1999, the Company paid consulting and contract labor fees of $56,670 to an entity jointly owned by two of the Company's stockholders and directors.

   During the year ended December 31, 1999, the Company paid living expenses of $17,446 in lieu of salaries on behalf of the Company's two principal stockholders and officers

(6)  Subsequent Event

   In February 2000, the Company entered into a stock purchase agreement whereby it exchanged all of its outstanding common stock for common stock of CMGI, Inc.

                                 NaviSite, Inc.
           Unaudited Pro Forma Condensed Consolidated Financial Data


  On February 22, 2000, NaviSite acquired ClickHear, Inc. ("ClickHear") for consideration preliminarily valued at approximately $4,693,000, including approximately $50,000 of direct costs of the acquisition. The consideration for the acquisition consisted of 41,968 shares of CMGI common stock valued at the closing price of CMGI Common Stock on February 22, 2000, resulting in consideration value of approximately $4,643,000. On February 22, 2000, CMGI contributed their ClickHear common stock to NaviSite in exchange for 67,906 shares of NaviSite common stock. NaviSite's direct costs of acquisition will be recorded as a component of purchase price. Based on the terms of the acquisition agreement, the value of the CMGI shares issued will be recorded as deferred compensation by NaviSite. The CMGI shares issued are subject to forfeiture by the ClickHear stockholders based on employment criteria as well as performance goals. The deferred compensation component of the consideration initially valued at $4,643,000 will be accounted for on a variable basis at market value at the end of each reporting period, and will be amortized to compensation expense over the eleven month performance contingency period. As CMGI and NaviSite are entities under common control, upon settlement of the employment and performance contingencies, NaviSite will record the difference in fair value between the value of NaviSite's common shares issued to CMGI and the value of the CMGI common shares issued to the ClickHear shareholders as an equity transaction.

  The following pro forma unaudited condensed consolidated financial statements give effect to NaviSite's acquisition of ClickHear, which will be accounted for under the purchase method of accounting. The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended July 31, 1999 and for the six months ended January 31, 2000 give effect to the acquisition of ClickHear by NaviSite as if the transaction had occurred on August 1, 1998. The Pro Forma Statement of Operations for the year ended July 31, 1999 is based on historical results of operations of NaviSite for the year ended July 31, 1999, and the historical results of operations of ClickHear for the twelve month period ended June 30, 1999. The Pro Forma Statement of Operations for the six months ended January 31, 2000 is based on historical results of operations of NaviSite for the six months ended January 31, 2000, and the historical results of operations of ClickHear for the six months ended December 31, 1999. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 31, 2000 (the "Pro Forma Balance Sheet") gives effect to the acquisition of ClickHear as if the transaction had occurred on that date. The Pro Forma Balance Sheet is based on the historical balance sheet of NaviSite as of January 31, 2000 and the historical balance sheet of ClickHear as of December 31, 1999. The Pro Forma Balance Sheet and Pro Forma Statements of Operations and the accompanying notes (collectively the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of ClickHear and notes thereto filed herein, and the historical financial Statements of NaviSite and notes thereto as previously filed with NaviSite's Registration Statement on Form S-1 and Quarterly Reports on Form 10-Q.

  The Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of ClickHear, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of ClickHear been effected as of the dates described above.

                                                          NaviSite, Inc.
                                     Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                         January 31, 2000

Assets                                                  NaviSite         ClickHear       Adjustments      Pro Forma as adjusted
-----------------------------------------------       -----------        ---------       -----------      ---------------------
Cash and cash equivalents                             $37,754,000        $     -                                $37,754,000
Other current assets                                   10,718,000         100,925                                10,818,925
                                                      -----------        --------          --------             -----------
    Total current assets                               48,472,000         100,925                -               48,572,925

Goodwill and other intangible assets, net of
 accumulated amortization                                 693,000              -             11,480 a               704,480
Property and equipment                                 45,898,000          55,796                                45,953,796
Other non-current assets                                3,009,000              -                                  3,009,000
                                                      -----------        --------          --------             -----------
    Total assets                                      $98,072,000        $156,721          $ 11,480             $98,240,201
                                                      ===========        ========          ========             ===========


Liabilities and Stockholders' Equity
-----------------------------------------------
Total current liabilities                             $14,840,000        $116,587          $ 50,000 a            15,006,587

Non-current liabilities                                 1,522,000           1,614                                 1,523,614
Stockholders' equity                                   81,710,000          38,520           (38,520)a            81,710,000
                                                      -----------        --------          --------             -----------
    Total liabilities and stockholders' equity        $98,072,000        $156,721          $ 11,480             $98,240,201
                                                      ===========        ========          ========             ===========



Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 31, 2000.

(a) The Pro Forma Financial Information reflects NaviSite's acquisition of ClickHear for purchase price consideration preliminarily valued at approximately $50,000, comprised of direct costs of acquisition (see description of the components of the consideration above). The acquisition costs consist primarily of legal and accounting fees incurred by NaviSite directly related to the acquisition of ClickHear.

     The following represents the allocations of the purchase prices over the historical net book value of the acquired assets and liabilities of ClickHear as of the date of the Pro Forma Balance Sheet, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and liabilities as of the actual acquisition date. Assuming the transactions occurred on January 31, 2000, the allocation would have been as follows (in thousands):

          Working capital deficit                               $(1)
          Property and equipment                                 41
          Non-current liabilities                                (1)
          Goodwill and other intangible assets                   11
                                                                ---
          Purchase price                                        $50
                                                                ===

     The pro forma adjustments reconcile the historical balance sheet of ClickHear to the allocated purchase price above and include the accrual of approximately $50,000 of estimated direct acquisition costs to be paid by NaviSite related to the acquisition.

                                                          NaviSite, Inc.
                                Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                     Year Ended July 31, 1999



                                                                                         Pro forma           Pro forma
                                                 NaviSite             ClickHear          Adjustments        as adjusted
                                               ------------          -----------         -----------       ------------
Net revenue                                    $  3,461,000          $   106,000                            $ 3,567,000
Net revenue, related parties                      7,058,000                    -                              7,058,000
                                               ------------          -----------         -----------       ------------
    Total revenue                                10,519,000              106,000                   -         10,625,000

Cost of revenue                                  20,338,000               82,000         $ 4,643,000   a     25,063,000
                                               ------------          -----------         -----------       ------------
    Gross profit (loss)                          (9,819,000)              24,000          (4,643,000)       (14,438,000)

Operating expenses:
    Selling and marketing                         6,888,000                3,000                   -          6,891,000
    General and administrative                    4,823,000               20,000               4,000   b      4,847,000
    Product development                           2,620,000                    -                   -          2,620,000
                                               ------------          -----------         -----------       ------------
        Total operating                          14,331,000               23,000               4,000         14,358,000
                                               ------------          -----------         -----------       ------------

    Income (loss) from operations               (24,150,000)               1,000          (4,647,000)       (28,796,000)


Other income (expense), net                        (382,000)                   -                   -           (382,000)
                                               ------------          -----------         -----------       ------------

    Net income (loss)                           (24,532,000)               1,000          (4,647,000)       (29,178,000)

Preferred stock accretion                          (172,000)                   -                   -           (172,000)
                                               ------------          -----------         -----------       ------------

Net income (loss) applicable to common
 stockholders                                  $(24,704,000)         $     1,000         $(4,647,000)      $(29,350,000)
                                               ============          ===========         ===========       ============

Basic loss per common share                    $      (3.71)                                               $      (4.36)
                                               ============                                                ============

Diluted loss per common share                  $      (3.71)                                               $      (4.36)
                                               ============                                                ============

Weighted average shares used in
   computing basic loss per share                 6,664,000                                   67,906   c      6,731,906
                                               ============                              ===========       ============

Weighted average shares used in
   computing diluted loss per share               6,664,000                                   67,906   c      6,731,906
                                               ============                              ===========       ============

                                NaviSite, Inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                       Six Months Ended January 31, 2000

                                                                                         Pro forma           Pro forma
                                                 NaviSite             ClickHear          Adjustments        as adjusted
                                               ------------          -----------         -----------       ------------
Net revenue                                    $  6,467,000          $   528,000                            $ 6,995,000
Net revenue, related parties                      8,569,000                    -                              8,589,000
                                               ------------          -----------         -----------       ------------
    Total revenue                                15,036,000              528,000                   -         15,564,000

Cost of revenue                                  21,391,000              301,000         $         -         21,692,000
                                               ------------          -----------         -----------       ------------
    Gross profit (loss)                          (6,355,000)             227,000                   -         (6,128,000)

Operating expenses:
    Selling and marketing                         9,070,000                8,000                   -          9,078,000
    General and administrative                    5,264,000              172,000               2,000   b      5,438,000
    Product development                           1,947,000                    -                   -          1,947,000
                                               ------------          -----------         -----------       ------------
        Total operating                          16,281,000              180,000               2,000         16,463,000
                                               ------------          -----------         -----------       ------------

    Income (loss) from operations               (22,636,000)              47,000              (2,000)       (22,591,000)


Other income (expense), net                         643,000                    -                   -            643,000

    Income (loss) before income taxes           (21,993,000)              47,000              (2,000)       (21,948,000)

Income tax expense                                        -                9,000                   -              9,000
                                               ------------          -----------         -----------       ------------

    Net income (loss)                          $(21,993,000)         $    38,000         $    (2,000)      $(21,957,000)
                                               ============          ===========         ===========       ============

Basic loss per common share                    $      (0.71)                                               $      (0.71)
                                               ============                                                ============

Diluted loss per common share                  $      (0.71)                                               $      (0.71)
                                               ============                                                ============

Weighted average shares used in
   computing basic loss per share                30,891,000                                   67,906   c     30,958,906
                                               ============                              ===========       ============

Weighted average shares used in
   computing diluted loss per share              30,891,000                                   67,906   c     30,958,906
                                               ============                              ===========       ============

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a) The pro forma adjustment reflects the compensation expense that would have been recorded during the periods covered by the Pro Forma Statements of Operations related to the acquisition of ClickHear, Inc. The pro forma adjustment is based on the assumption that the entire amount recorded as deferred compensation will be amortized on a straight-line basis over eleven months should certain employment criteria not be met by certain employees of ClickHear, the amount recorded as deferred compensation could be amortized over a different period. The pro forma adjustment is calculated based on the closing price of the CMGI Common Stock on February 22, 2000. The deferred compensation component of the consideration will be accounted for on a variable basis at the market value of CMGI Common Stock at the end of each reporting period. The pro forma adjustment does not reflect any change in the market value of CMGI Common Stock.

(b) The pro forma adjustments represent the amortization of goodwill and other intangible assets that would have been recorded during the periods covered by the Pro Forma Statements of Operations related to the acquisition of ClickHear. The pro forma adjustment is based on the assumption that the entire amount identified as goodwill and other intangible assets in NaviSite's acquisition of ClickHear will be amortized on a straight-line basis over a three-year period.

(c) The pro forma basic loss per share is computed by dividing the net loss by the pro forma weighted average number of common shares outstanding. The calculation of the pro forma weighted average number of common shares outstanding assumes that the 67,906 shares of NaviSite common stock issued in the acquisition of ClickHear were outstanding for the entire period. Since the Pro Forma Statement of Operations results in a net loss, the pro forma diluted loss per share is computed in the same manner as the pro forma basic loss per share.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NAVISITE, INC.
                                     (Registrant)


                                     By: /s/ Kenneth W. Hale
                                        ----------------------------------
                                        Kenneth W. Hale, Chief Financial
                                         Officer, Treasurer and Secretary

                                        Date: May 8, 2000

                                 Exhibit Index

Exhibit Number      Exhibit
--------------      -------------------------------------------------------
     23             Consent of KPMG LLP